UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

PITNEY BOWES INC.
(Name of Registrant as Specified In Its Charter)

HESTIA CAPITAL PARTNERS LP HELIOS I, LP HESTIA CAPITAL PARTNERS GP, LLC HESTIA CAPITAL MANAGEMENT, LLC KURTIS J. WOLF MILENA ALBERTI-PEREZ TODD A. EVERETT KATIE A. MAY LANCE E. ROSENZWEIG
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Hestia Capital Partners, LP (“Hestia Capital”), together with the other participants named herein (collectively, “Hestia”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders (the “Annual Meeting”) of Pitney Bowes Inc., a Delaware corporation (the “Company”).

Item 1: On April 27, 2023, Hestia issued the following press release:

ISS Recommends Stockholders of Pitney Bowes Vote FOR Meaningful Board Changes Proposed by Hestia Capital

A Leading Independent Proxy Advisory Firm Recommends Stockholders Elect Four of Hestia’s Director Candidates to Pitney Bowes’ Nine-Member Board

Recommended Director Candidates Possess Experience in Capital Allocation, Corporate Governance, Debt Reduction, the Shipping and Postage Industries and Strategic Planning

PITTSBURGH--(BUSINESS WIRE)--Hestia Capital Management, LLC (collectively with its affiliates, “Hestia” or “we”), which is the third largest stockholder of Pitney Bowes, Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”) and has a beneficial ownership position of 8.5% of the Company’s outstanding common stock, today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended that Pitney Bowes’ stockholders support meaningful boardroom change by voting for Milena Alberti-Perez, Todd Everett, Katie May and Kurt Wolf at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”). All four individuals were nominated by Hestia.

Kurt Wolf, the Founder and Chief Investment Officer of Hestia, commented:

“We appreciate that ISS has endorsed our case for meaningful boardroom change and recommended that stockholders vote for four of our nominees – Milena Alberti-Perez, Todd Everett, Katie May and myself – at the upcoming Annual Meeting. We also appreciate that ISS has acknowledged that some stockholders may feel it necessary to elect our full slate and that Lance Rosenzweig is equipped to be interim Chief Executive Officer. After more than a decade of abysmal financial performance and insular governance, we firmly believe it is time for stockholders to elect directors who are committed to improving the Company’s capital allocation, corporate governance, credit rating and long-term strategy. Our slate recognizes that it still has a lot of work to do, and it looks forward to engaging with more stockholders and hopefully working with the remaining incumbents to enact value-enhancing changes following the Annual Meeting. Time is of the essence at Pitney Bowes given its protracted losses, reduced cash flows and significant debt load.”

In its report, ISS validates practically every aspect of Hestia’s case for meaningful change:1

•	“In summary, shareholders have endured a decade of underperformance and disappointment, there are unanswered questions and serious concerns about the path forward, and power on the board is concentrated in the hands of those directors who objectively have the most potential for a conflict of interest by virtue of their past experience and tenure.”

•	“[…] ISS has received volumes of unsolicited inbound statements of support for the dissident. This suggests that there is an elevated likelihood that all five dissident nominees will be elected. If this occurs, there is no specific reason to believe that Lance Rosenzweig cannot be effective as a director and interim CEO.”

1 Permission to quote ISS was neither sought nor obtained. Emphases added.

•	“Ultimately, nearly every objective measure contradicts the board's position, and PBI has a history of failing to deliver on important self-established expectations, which diminishes the trust that shareholders can place in the board's vision for the future… Thus, board composition and the ability of directors to exercise effective, independent oversight of management are particularly important considerations.”

•	“Moreover, there is certainly a sense of urgency after ten years of decline, but PBI does have adequate time to weigh its options … if the reconstituted board, after close examination of the available alternatives, concludes that management change is necessary.”

•	“[…] the dissident is attuned to the most important issues plaguing PBI. This understanding was evident during engagement with ISS.”

•	“… there are concerns about the willingness of the leadership team to be objective in all cases when considering GEC moving forward.”

•	“Power has instead been concentrated in the hands of those directors who objectively have the most potential to be ineffective when overseeing management.”

•	“[…] management has a history of failing to meet self-established expectations, yet is now asking for the trust of shareholders. Thus, board composition and the ability of directors to exercise effective, independent oversight of management are particularly important considerations.”

•	“The board has made bizarre and arguably misleading statements about the dissident, including criticisms about the dissident's experience at GameStop.”

•	“The dissident has raised credible concerns about the trajectory and prospects of GEC, related corporate governance considerations, and other factors, such as competitive pressures and headwinds facing GEC, as well as the impact of GEC on PBI's overall financial condition.”

ISS details Pitney Bowes’ governance deficiencies and poor performance:

•	“[…] selecting appropriate additions and establishing the correct board leadership structure are just as important as ongoing refreshment. It is therefore unclear why the board selected Dutkowsky to succeed Roth as board chair. Dutkowsky and Lautenbach are both former employees of IBM, spending at least 20 and 27 years at the company, respectively. Lautenbach is also on record in a March 2019 third-party media spotlight of Dutkowsky stating, ‘I have had the opportunity to work with Bob Dutkowsky for over 20 years ...’ This preexisting relationship raises questions about Dutkowsky's suitability to serve as board chair in this setting, which calls for an unquestionably independent counterbalance to management.”

•	“A similar dynamic exists with Sanford and Busquet[…] Busquet is the longest-tenured director on ballot, and she is a longstanding member of the governance committee. Thus, Busquet bears more responsibility than any other incumbent director for deficiencies with board composition.”

•	“[…] deficiencies extend to other links between directors beyond those highlighted above. For instance, Sanford and Guilfoile both serve on the board of the Interpublic Group of Companies, where Roth served as CEO and board chair.”

•	“TSR has historically been disappointing in both absolute and relative terms.”

•	“The board notes that PBI has reduced debt over the past decade. However, PBI's credit ratings have been consistently revised downward over the course of the transformation, and PBI's net debt to adjusted EBITDA ratio has nearly doubled from 2.7x in FY2013 to 5.0X in FY2022.”

***

As a reminder, Hestia is seeking to elect five highly qualified and independent candidates to Pitney Bowes’ nine-member Board at the Company’s Annual Meeting on May 9, 2023.

To maximize the likelihood of a turnaround at Pitney Bowes, we urge you to vote for Hestia’s full slate on the WHITE universal proxy card or WHITE voting instruction form.

Visit www.TransformPBI.com to download a copy of our investor presentation and receive future updates.

***

About Hestia Capital

Hestia Capital is a long-term focused, deep value investment firm that typically makes investments in a narrow selection of companies facing company-specific, and/or industry, disruptions. Hestia seeks to leverage its General Partner’s expertise in competitive strategy, operations and capital markets to identify attractive situations within this universe of disrupted companies. These companies are often misunderstood by the general investing community or suffer from mismanagement, which we reasonably expect to be corrected, and provide the ‘price dislocations’ which allows Hestia to identify, and invest in, highly attractive risk/reward investment opportunities.

Contacts

Longacre Square Partners

Charlotte Kiaie / Miller Winston, 646-386-0091

hestia@longacresquare.com

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com

Item 2: On April 27, 2023, Hestia issued the following material:

VOTE THE WHITE CARD

transform pitney bowes

Vote on the WHITE Universal Proxy Card to Elect Hestia Capital's Five Highly Qualified and Independent Director Candidates to Pitney Bowes' Nine-Member Board

The Facts About Pitney Bowes' Performance

- ✓ **Fact:** The Board says it has "the right strategy to deliver shareholder value," but that long-term strategy has delivered negative total stockholder returns across all relevant time horizons, including approximately -80% since the acquisition of Borderfree in 2015 and approximately -50% over the past decade.
- ✓ **Fact:** Pitney Bowes purchased Borderfree for $395 million in 2015 and sold it for $100 million in 2022, representing a 75% loss on stockholders' investment.
- ✓ **Fact:** The Board lacks credibility when it comes to setting long-term guidance for the Global Ecommerce segment's EBIT margins; after guiding to 10%-15% EBIT margins in 2015, leadership reduced that range to 8%-12% and, most recently, to 6%-8%.
- ✓ **Fact:** The Board is committed to improving the Global Ecommerce segment's profitability by attaining "increased volumes" – however, years of actual results show increased volumes are almost perfectly correlated with increased losses for Pitney Bowes.
- ✓ **Fact:** The Board has not shared actionable ideas for navigating a challenging financing environment and addressing the $1.7 billion in debt maturing in the next six years. Historically, the Company has had several hundred million dollars of annual Free Cash Flow when facing major debt maturities – far more than the roughly $50 million it had in 2022.

The Facts About Pitney Bowes' Governance

- ✓ **Fact:** As the Board has increased the interlocks among directors and recruited more individuals with prior ties to CEO Marc Lautenbach, the Company's share price has continually declined and management's performance targets for compensation have been significantly reduced.
- ✓ **Fact:** Each new director appointed during Mr. Lautenbach's first 10 years of service had a connection to at least one other sitting director.
- ✓ **Fact:** Robert Dutkowsky, who joined the Board five years ago and has served on the Executive Compensation Committee, was elevated to the Chairman role as part of the Company's recent "refresh" despite a close relationship with Mr. Lautenbach that spans more than 20 years.
- ✓ **Fact:** Linda Sanford, who joined the Board in 2015, is Chair of the Executive Compensation Committee despite her decades-long relationship with Mr. Lautenbach and the fact that she was recommended to the Board by management, likely Mr. Lautenbach.
- ✓ **Fact:** Anne Busquet, who has served on the Board for 16 years and is Chair of the Governance Committee, has overseen a significant increase in boardroom interlocks. After Ms. Busquet became Chair of the Governance Committee, the first new director appointed to the Board had direct ties to her.
- ✓ **Fact:** Mr. Lautenbach is not really as large of a stockholder as he claims to be and has not made meaningful open market purchases during his tenure despite receiving more than $66 million in compensation and maintaining a large golden parachute.

Our Solution: The Right Directors with the Right Skills

Milena Alberti-Perez
- ✓ CFO
- ✓ Public company board service
- ✓ Audit, M&A and capital allocation

Todd Everett
- ✓ Former Newgistics CEO
- ✓ Mailing, shipping and logistics
- ✓ Transformative M&A

Katie May
- ✓ Former ShippingEasy CEO
- ✓ Public company board service
- ✓ Mailing, shipping and logistics

Lance Rosenzweig
- ✓ Proven turnaround CEO
- ✓ Public company board service
- ✓ Technology and ecommerce

Kurt Wolf
- ✓ Top three PBI stockholder
- ✓ Public company board service
- ✓ Strategic planning and capital allocation

Leading Proxy Advisory Firm ISS Recommended Pitney Bowes Stockholders Vote FOR Meaningful Board Changes Hestia Has Proposed

VISIT WWW.TRANSFORMPITNEYBOWES.COM

Item 3: On April 27, 2023, Hestia sent the following email to subscribers of www.TransformPitneyBowes.com:

Item 4: On April 27, 2023, Hestia posted the following material to www.TransformPitneyBowes.com:

transform pitney bowes

VOTE WHITE

About Hestia | Case For Change | Investor Support | Our Nominees | Our Plan | Resources | Contact

Resources

Recent News Coverage

ISS urges Pitney Bowes shareholders to back 4 dissident directors in proxy fight
APR 26, 2023
Reuters

Several Pitney Bowes investors to vote for Hestia slate in proxy battle
MAR 30, 2023
Reuters

Pitney Bowes 'the most compelling investment opportunity' since GameStop in 2020: Strategist
FEB 24, 2023
Yahoo! Finance

Pitney Bowes investor Hestia seeking to replace board, CEO
JAN 24, 2023
New York Business Journal

More top Pitney Bowes shareholders criticize management amid activist pressure
DEC 13, 2022
Reuters

Pitney Bowes Investor Calls for Board Takeover, New CEO
DEC 13, 2022
Multichannel Merchant

Hestia seeks to take control of Pitney Bowes board, oust CEO
DEC 12, 2022
Reuters

Important Materials

Facts that Reinforce the Urgent Case for Change at Pitney Bowes
APR 19, 2023

Hestia Capital Issues Statement From its Unaffiliated Director Candidates and Shares Key Facts to Reinforce the Urgent Need for Meaningful Change at Pitney Bowes
APR 19, 2023
BusinessWire

Hestia Capital Releases Presentation Detailing the Urgent Need for Changes in Leadership and Strategy at Pitney Bowes
APR 12, 2023

Transform Pitney Bowes - Investor Presentation
APR 11, 2023

Hestia Capital Issues Open Letter to Pitney Bowes Employees Regarding the Path to a Brighter Future
APR 6, 2023
BusinessWire

Hestia Capital's Letter to Pitney Bowes Employees
APR 6, 2023

A Letter from Our Interim CEO Candidate, Lance Rosenzweig
APR 4, 2023

Hestia Capital Issues Letter to Pitney Bowes Stockholders from Lance Rosenzweig, its Proposed Interim CEO and a Proven Turnaround Expert
APR 4, 2023
BusinessWire

Hestia Capital's Definitive Proxy Statement
MAR 16, 2023
SEC

Hestia Capital Files Definitive Proxy Statement and Sends Letter to Pitney Bowes Stockholders
MAR 16, 2023
BusinessWire

Hestia Capital is Filing a Preliminary Proxy Statement in Connection with Pitney Bowes' 2023 Annual Meeting of Stockholders
MAR 6, 2023
BusinessWire

Hestia Capital Nominates Seven Highly Qualified, Independent Candidates for Election to Pitney Bowes' Long-Tenured, Underperforming Board of Directors
JAN 23, 2023
BusinessWire

Pitney Bowes' Failings During the Roth-Lautenbach Era
JAN 23, 2023
Hestia Capital

Hestia Capital Announces Intent to Overhaul Pitney Bowes' Board of Directors Following 10+ Years of Significant Value Destruction Under Chair Michael Roth and CEO Marc Lautenbach
DEC 13, 2022
BusinessWire

transform pitney bowes

About Hestia | Case For Change | Investor Support | Our Nominees | Our Plan | Resources | How To Vote | Contact

PRIVACY / TERMS | DISCLAIMER

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Item 5: On April 27, 2023, Hestia posted the following material to LinkedIn: